Exhibit 3.88

BYLAWS

OF

GALILEO ACQUISITION CO.

ARTICLE I

OFFICES

Section 1.1.                                Registered Office. The registered office shall be established and maintained at the office of Lexis Document Services Inc., in the City of Dover in the County of Kent, in the State of Delaware, and said company shall be the registered agent of this corporation in charge thereof.

Section 1.2.                                Other Offices. The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.                                Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, within or without the State of Delaware, and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.                                Annual Meeting of Stockholders. The annual meeting of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held in each year, commencing in 2001, on the second Tuesday in February , if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.3.                                Other Meetings. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2.4.                                Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall, except as otherwise provided by the Certificate of Incorporation, be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. The Board of Directors in its discretion may require that the vote for directors and the vote upon any questions before the meeting shall be by ballot. All elections for directors shall be decided by a plurality of the votes cast; all other questions shall be decided by majority vote of the quorum except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

Section 2.5.                                List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6.                                Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7.                                Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the Certificate of Incorporation or the laws of the State of Delaware, may be called by the Board of Directors or the President, and shall be called upon a request in writing therefor stating the purpose or purposes thereof signed by at least two directors or by the holders of at least ten percent of the capital stock of the corporation issued and outstanding and entitled to vote thereat.

Section 2.8.                                Notice of Meetings. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting.

Section 2.9.                                Action Without Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1.                                Number and Term. The number of directors which shall constitute the whole Board of Directors shall be three (3). Except as provided in Section 3.2 hereof, directors shall be elected at the annual meeting of the stockholders, and directors shall be elected to serve until their successors are elected and qualified. Directors need not be stockholders.

Section 3.2.                                Vacancies. Any vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.3.                                Increase of Number. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

Section 3.4.                                Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.5.                                Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 3.6.                                Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, the Certificate of Incorporation or these Bylaws conferred upon or reserved to the stockholders.

Section 3.7.                                Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall (except as otherwise permitted by the provisions of Section 141(c) of the General Corporation Law of the State of Delaware) have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 3.8.                                Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the stockholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board may be called by the President or the Chief Executive Officer on at least ten (10) days’ notice to each director, either personally or by mail or by telegram, and shall be called by the President, the Chief Executive Officer or by the Secretary in like manner and on like notice on the written request of a majority of the directors.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.9.                                Quorum. A majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or the laws of the State of Delaware. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 3.10.                         Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

Section 3.11.                         Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 3.12.                         Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

Section 4.1.                                Officers. The officers of the corporation shall be chosen by the Board of Directors and shall include at least a President and a Secretary. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. None of the officers of the corporation need be directors except the Chairman, if one is elected. Any number of offices may be held by the same person.

Section 4.2.                                Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.3.                                Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 4.4.                                Tenure and Removal. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors in office. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4.5.                                Chairman of the Board. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.6.                                President. The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The President shall preside at all meetings of the stockholders in the absence or non-election of the Chairman, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal may be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 4.7.                                Vice President. In the absence of the President, or in the event of his or her inability or refusal to act, the Vice President, if one is elected (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.8.                                Treasurer. The Treasurer, if one is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositary as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.9.                                Assistant Treasurer. The Assistant Treasurer, if one is elected, or if there shall be more than one, the Assistant Treasurers in order determined by the Board of Directors (or if there be no determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 4.10.                         Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board of Directors or the stockholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President and attest the same.

Section 4.11.                         Assistant Secretary. The Assistant Secretary, if one is elected, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

PROVISIONS REGARDING STOCK OF CORPORATION

Section 5.1.                                Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 5.2.                                Classes and Series of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.3.                                Lost Certificate. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 5.4.                                Transfer of Shares. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the corporation to do so.

Section 5.5.                                Stockholders Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent by corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6.                                Registered Stockholders. The corporation shall be entitled to treat the record holder of any shares of stock of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee or transferee or other person becomes the record holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders; to vote at such meetings; to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

Section 5.7.                                Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1.                                To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2.                                To the extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 6.4 of this Article, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3.                                To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.4.                                Any indemnification under Sections 6.1 and 6.2 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 6.1 or 6.2, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

Section 6.5.                                Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

Section 6.6.                                The indemnification and advancement of expenses provided by the other Sections of this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 6.7.                                The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of the General Corporation Law of the State of Delaware.

Section 6.8.                                For purposes of this Article references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 6.9.                                For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to ‘fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director or officer of the corporation which imposes duties on or involves services by such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 6.10.                         The indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1.                                Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.2.                                Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 7.3.                                Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 7.4.                                Notice. Whenever, under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 7.5.                                Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VIII

AMENDMENTS

Section 8.1.                                ByLaw Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.